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                                                                     Exhibit 5.1

                      [LETTERHEAD OF DORSEY & WHITNEY LLP]



Green Tree Floorplan Funding Corp.
500 Landmark Towers
345 St. Peter Street
St. Paul, Minnesota  55102-1639

     Re:  Registration Statement on Form S-1
          File No. 333-47533

Ladies and Gentlemen:

     We have acted as counsel to Green Tree Floorplan Receivables Master Trust (the "Trust") and Green Tree Floorplan Funding Corp., a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-1, File No. 333-47533, filed with the Securities and Exchange Commission on March 6, 1998, as amended by Amendment No.1 thereto filed on March, 31, 1998 (the "Registration Statement"), relating to the registration of $400,400,000 of Floating Rate Floorplan Receivable Trust Certificates, 1998-1, Class A and $20,475,000 of Floating Rate Floorplan Receivable Trust Certificates, Series 1998-1, Class B (collectively, the "Certificates") to be issued by the Trust. The Certificates are to be issued under a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") in the form incorporated by reference as Exhibit 4.1 to the Registration Statement, among the Company, as Transferor, Green Tree Financial Corporation, a Delaware corporation, as Servicer ("Green Tree"), and Norwest Bank Minnesota, National Association, as trustee (the "Trustee") and a Series of 1998-1 Supplement (the "Series 1998-1 Supplement") to the Pooling and Servicing Agreement substantially in the form filed as Exhibit 4.2 to the Registration Statement.

     We have examined the Registration Statement, the Pooling and Servicing Agreement, the Series 1998-1 Supplement and such other documents, and have reviewed such questions of law, as we have considered necessary and appropriate for the purposes of this opinion. Based on the foregoing, we are of the opinion that the Certificates, when duly executed, authenticated and delivered in accordance with the terms of the Pooling and Servicing Agreement and the Series 1998-1 Supplement, will be legally and validly issued, and will be binding obligations of the Trust pursuant to the terms of the Pooling and Servicing Agreement and the Series 1998-1 Supplement.
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Green Tree Floorplan Corp.
March 30, 1998
Page 2

     The opinion set forth above is subject to the following qualifications and exceptions:

          (a) Our opinion is subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar law of general application affecting creditors' rights.

          (b) Our opinion is subject to the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law).

          (c) Minnesota Statutes (S) 290.371, Subd. 4, provides that any corporation required to file a Notice of Business Activities Report does not have a cause of action upon which it may bring suit under Minnesota law unless the corporation has filed a Notice of Business Activities Report and provides that the use of the courts of the State of Minnesota for all contracts executed and all causes of action that arose before the end of any period for which a corporation failed to file a required report is precluded. Insofar as our opinion may relate to the valid, binding and enforceable character of any agreement under Minnesota law or in a Minnesota court, we have assumed that any party seeking to enforce such agreement has at all times been, and will continue at all times to be, exempt from the requirement of filing a Notice of Business Activities Report or, if not exempt, has duly filed, and will continue to duly file, all Notice of Business Activities Reports.

     Our opinion expressed above is limited to the laws of the State of Minnesota.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the heading "Legal Matters" in the Prospectus comprising part of the Registration Statement.

Dated:  March 30, 1998                 Very truly yours,



                                       /s/ Dorsey & Whitney LLP